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                                                                EXHIBIT 10.5

                     [AMCOR CAPITAL CORPORATION LETTERHEAD]


March 6, 1997


Mr. Barry Goverman
AMCOR Capital Corporation
1600 Washington Street
Stoughton, MA 02072

Re:  Stock Option Agreement -- Change Pursuant to Stock Split

Dear Barry:

As approved at the Annual Meeting of Shareholders on February 21, 1997, and concurrently approved by the Board of Directors, the number of shares intended by the 1994 AMCOR Stock Option Plan will be reverse split 1 for 2. Pursuant to the provisions of the Plan, the total number of shares in the Plan will now be 250,000 and the number of shares granted to you under your option agreement are 50,000 at an option price of $1.30. Also note that the Company's stock will now be trading on the OTC Bulletin Board under the new Symbol "ACAP."

Please acknowledge your agreement by signing this letter and returning it in the enclosed envelope.

If you have any further questions please feel free to call.

Thank you for your assistance with this matter.


Sincerely,


/s/ ROBIN E. SWANSON
    ----------------
    Robin E. Swanson
    Corporate Secretary


Optionee signature of agreement: /s/ BARRY GOVERMAN
                                 -------------------
                                     Barry Goverman

                                 Date: 3-11, 1997
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